Filed Pursuant To Rule 433

Registration No. 333-278880

May 23, 2024

X/Twitter Post:

Live Address:

https://x.com/Grayscale/status/1793758037121106044

https://x.com/grayscale/status/1793758056301691329?s=46

Text:

•
Today, the SEC’s Division of Trading & Markets approved Grayscale #Ethereum Trust’s (ticker: $ETHE) Form 19b-4. We appreciate the opportunity to engage constructively with regulators as they review spot Ethereum ETFs. (1/2)

Grayscale receives SEC approval for ETHE's 19b-4

•
Disclosures: (2/2)

Grayscale Ethereum Trust (ETHE) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.

The Grayscale Ethereum Trust ETF (the “Trust”) is not a fund registered under the Investment Company Act of 1940 and is not subject to regulation under the Investment Company Act of 1940, unlike most mutual funds or ETFs.

Investing involves risk, including possible loss of principal. An investment in the Trust is subject to a high degree of risk and heightened volatility. Digital assets are not suitable for an investor that cannot afford the loss of the entire investment.

LinkedIn Post:

Live Address:

https://www.linkedin.com/posts/grayscale-investments_ethereum-activity-7199523734515261440-JXca?utm_source=share&utm_medium=member_desktop

Text:

•
Today, the SEC’s Division of Trading & Markets approved Grayscale #Ethereum Trust’s (ticker: ETHE) Form 19b-4. We appreciate the opportunity to engage constructively with regulators as they review spot Ethereum ETFs. Grayscale Ethereum Trust (ETHE) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902. The Grayscale Ethereum Trust ETF (the “Trust”) is not a fund registered under the Investment Company Act of 1940 and is not subject to regulation under the Investment Company Act of 1940, unlike most mutual funds or ETFs. Investing involves risk, including possible loss of principal. An investment in the Trust is subject to a high degree of risk and heightened volatility. Digital assets are not suitable for an investor that cannot afford the loss of the entire investment.

Grayscale receives SEC approval for ETHE's 19b-4

Facebook Post:

Live Address:

https://www.facebook.com/grayscaleinvestments/posts/pfbid02Dnng3ojzA6inqiYpN4j6RzoW1FZRBET8MJiA1UKbcT1PqmvzntbM2KDq942pe8SSl

Text:

•
Today, the SEC’s Division of Trading & Markets approved Grayscale #Ethereum Trust’s (ticker: ETHE) Form 19b-4. We appreciate the opportunity to engage constructively with regulators as they review spot Ethereum ETFs.Grayscale Ethereum Trust (ETHE) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.The Grayscale Ethereum Trust ETF (the “Trust”) is not a fund registered under the Investment Company Act of 1940 and is not subject to regulation under the Investment Company Act of 1940, unlike most mutual funds or ETFs. Investing involves risk, including possible loss of principal. An investment in the Trust is subject to a high degree of risk and heightened volatility. Digital assets are not suitable for an investor that cannot afford the loss of the entire investment.

Grayscale receives SEC approval for ETHE's 19b-